UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 21, 2019

(Date of earliest event reported)

CLEARFIELD, INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-16106	41-1347235
(Commission File No.)	(IRS Employer Identification No.)

7050 Winnetka Avenue North, Suite 100, Brooklyn Park, Minnesota 55428

(Address of Principal Executive Offices)(Zip Code)

(763) 476-6866

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items under Sections 1 through 4 and Sections 6 through 9 are not applicable and therefore omitted.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Clearfield, Inc. (the “Company”) was held on February 21, 2019. Of the 13,645,144 shares of the Company’s common stock outstanding and entitled to vote, 11,278,022 shares, or 82.65%, were present either in person or by proxy.

The following describes the matters considered by the Company’s shareholders at the Annual Meeting, as well as the results of the votes cast at the meeting that resulted in approval of each nominee and each other proposal:

1.       To elect six (6) directors of the Company to serve until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

Nominee	For	Withheld	Broker Non-Vote
Ronald G. Roth	6,775,449	207,913	4,294,660
Cheryl Beranek	6,864,873	118,489	4,294,660
Roger Harding	6,906,116	77,246	4,294,660
Donald R. Hayward	6,793,507	189,855	4,294,660
Charles N. Hayssen	6,876,782	106,580	4,294,660
Patrick Goepel	6,788,439	194,923	4,294,660

2.       Advisory vote to approve named executive officer compensation.

For	Against	Abstain	Broker Non-Vote
5,807,428	1,154,389	21,545	4,294,660

3.       To ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2019.

For	Against	Abstain	Broker Non-Vote
11,154,639	116,453	6,930	0

As a result, all nominees identified in Proposal 1 were elected as directors and Proposals 2 and 3 were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

Dated: February 22, 2019	By:	/s/ Daniel Herzog
Daniel Herzog, Chief Financial Officer